REVEN HOUSING REIT, INC.

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of September 27, 2013 by and among Reven Housing REIT, Inc., a Colorado corporation (the “Company”), the persons and entities listed on Exhibit A attached hereto (each an “Investor,” and collectively the “Investors”), and the person listed on Exhibit B hereto ( “Founder”). The Founder and the Investors are referred to herein collectively as the “Voting Parties.”

Whereas, the Company proposes to sell shares of the Company’s Common Stock to the Investors pursuant to the Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”); and

Whereas, the Financing contemplates that the Investors shall be entitled to nominate and elect four (4) directors (the “Investors Directors”) and the Founder shall be entitled to nominate and elect two (2) directors (the “Founder Directors”); and

Whereas, as a condition to the Financing, the Voting Parties have agreed to enter into this Agreement.

Now, Therefore, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Shares.  During the term of this Agreement, the Voting Parties each agree to vote all shares of the Company’s voting securities now or hereafter owned by them, whether beneficially or otherwise, or as to which they have voting power (the “Shares”) in accordance with the provisions of this Agreement.

2. Election of Boards of Directors

(a) Voting. During the term of this Agreement, each Voting Party agrees to vote all Shares in such manner as may be necessary to elect (and maintain in office) as members of the Company’s Board of Directors the following individuals:

(i) The four (4) Investors Designees (as defined below) as the Investors Directors; and

(ii) The two (2) Founder Designees (as defined below) as the Founder Directors.

(b) Designation of Directors.  The designees to the Company’s Board of Directors described above (each a “Designee”) shall be selected as follows:

(i) The four (4) “Investors Designees” shall be chosen by a majority-in-interest of the Investors.

(ii) The two (2) “Founder Designees” shall be chosen by a majority-in-interest of the Founder; provided, however, that one of the Founder Designees shall be the Company’s Chief Executive Officer. Such approval shall take the form of a notice signed by a majority-in-interest of the Founder; provided, however, that if no such notice has been delivered to the Secretary of the Company within ten days prior to any regular or special meeting of stockholders or five days after receiving an Action by Written Consent, the Secretary of the Company shall deliver a ballot to Founder. Such ballot shall contain the nominee or nominees of Founder, the names of which were delivered to the Secretary prior to the mailing of the ballot, Directors and shall contain instructions that Founder is to complete and return such ballot to the Secretary of the Company within five days of the effective date of such notice.

(c) Current Designees.  For the purpose of this Agreement, the current directors of the Company shall be deemed to be the following Designees: (i) Chad M. Carpenter and Jon Haahr shall be deemed to be the Founder Designees, and (ii) Xiaofan Bai, Guojuan Chen, Siyu Lan and Xiaohang Bai shall be deemed to be the Investors Designees upon their election to the Board of Directors in connection with the Financing.

(d) Changes in Designees.  From time to time during the term of this Agreement, Voting Parties who hold sufficient Shares to select a Designee pursuant to this Agreement may, in their sole discretion:

(i) notify the Company in writing of an intention to remove from the Company’s Board of Directors any incumbent Designee who occupies a Board seat for which such Voting Parties are entitled to designate the Designee; or

(ii) notify the Company in writing of an intention to select a new Designee for election to a Board seat for which such Voting Parties are entitled to designate the Designee (whether to replace a prior Designee or to fill a vacancy in such Board seat).

In the event of such an initiation of a removal or selection of a Designee under this section, the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate stockholders, and the Voting Parties shall vote their Shares to cause: (a) the removal from the Company’s Board of Directors of the Designee or Designees so designated for removal; and (b) the election to the Company’s Board Directors of any new Designee or Designees so designated.

(e) Size of Board of Directors.  During the term of this Agreement, each Voting Party agrees to vote all Shares to maintain the authorized number of members of the Board of Directors of the Company at six (6) directors.

3. Termination.  This Agreement shall terminate upon the earlier of (i) the closing date of the Company’s first public offering of shares of its Common Stock after the effective date of this Agreement; (ii) upon the approval by the Company’s Board of Directors to apply for listing of the Company’s Common Stock on the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE Euronext or the New York Stock Exchange; or (iii) the agreement by the Founder and a majority-in-interest of the Investors, acting separately.

4. Additional Shares.  In the event that subsequent to the date of this Agreement any shares or other securities (other than pursuant to a Change of Control Transaction) are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement. “Change of Control Transaction” means either (a) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) that results in the voting securities of the Company outstanding immediately prior thereto failing to represent immediately after such transaction or series of transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) a majority of the total voting power represented by the outstanding voting securities of the Company, such surviving entity or the entity that controls such surviving entity; or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Company.

5. Restrictive Legend.  Each certificate representing any of the Shares subject to this Agreement shall be marked by the Company with a legend reading as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

6. Miscellaneous

(a) Certain Definitions. Shares “held” by a Voting Party shall mean any Shares directly or indirectly owned (of record or beneficially) by such Voting Party or as to which such Voting Party has voting power. “Vote” shall included any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law. A “majority-in-interest” of either the Founder or the Investors (each, a “Group”) shall mean the holders of a majority of the Common Stock (determined on an as-converted basis) then held by such Group.

(b) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, e-mailed, mailed, or delivered to each party as follows: (i) if to a Voting Party, at such Voting Party’s address, facsimile number or e-mail address set forth in the Company’s records, or at such other address, facsimile number or e-mail address as such Investor shall have furnished the Company in writing, or (ii) if to the Company, at 7911 Herschel Avenue, Suite 201, (858) 459-4000, Attn: Chief Executive Officer, or at such other address or contact information as the Company shall have furnished to the Voting Parties in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile or e-mail (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid. Each Investor agrees that such notice may be given by facsimile or by electronic mail. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

(c) Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

(d) Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(f) Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and so all such other acts and things as may be necessary to more fully effectuate this Agreement.

(g) Entire Agreement.  This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

(h) No Grant of Proxy. This Agreement does not grant any proxy and should not be interpreted as doing so. Nevertheless, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

(i) Not a Voting Trust. This Agreement is not a voting trust governed by Section 706(b) of the California Corporations Code and should not be interpreted as such.

(j) Specific Performance.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

(k) Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company, the Founder and a majority-in-interest of Investors; provided, however, that Investors purchasing Shares under the Stock Purchase Agreement after the Initial Closing (as defined in the Purchase Agreement) may become parties to this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Voting Party; and provided, further, that if any amendment, waiver, discharge or termination operates in a manner that treats any Investor different from other Investors, the consent of such Investor shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Voting Party that has entered into this voting agreement. Each Voting Party acknowledges that by the operation of this paragraph, the holders of a majority of the Shares held by the Founder and the holders of a majority of the Shares held by the Investors will have the right and power to diminish or eliminate all rights of such Voting Party under this Agreement.

(l) No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(m) Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

(n) Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[Signature Page Follows]

The parties have executed this Voting Agreement as of the date first above written.

REVEN HOUSING REIT, INC.,
a Colorado corporation

/s/ Chad M. Carpenter
Signature of Authorized Signatory

Chad M. Carpenter, Chief Executive Officer
Name and Title of Authorized Signatory

INVESTORS:

King Apex Group Holdings II Limited
Name of Investor

/s/ Bai Xiaofan
Signature of Authorized Signatory

Bai Xiaofan, Chief Executive Officer
Name and Title of Authorized Signatory

King Apex Group Holdings III Limited
Name of Investor

/s/ Bai Xiaofan
Signature of Authorized Signatory

Bai Xiaofan, Chief Executive Officer
Name and Title of Authorized Signatory

FOUNDER:

Chad M. Carpenter
Name of Founder

/s/ Chad M. Carpenter
Signature of Authorized Signatory

Chad M. Carpenter
Name and Title of Authorized Signatory

[SIGNATURE PAGE TO VOTING AGREEMENT]

Exhibit A

INVESTORS

King Apex Group Holdings II Limited

King Apex Group Holdings III Limited

Exhibit B

FOUNDER

Chad M. Carpenter